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                                                             EXHIBIT 21


                                SUBSIDIARIES OF THE COMPANY

PARENT                           SUBSIDIARY                JURISDICTION
                                                           OF INCORPORATION


American Business Financial      American Business                 Pennsylvania
 Services, Inc. (ABFS)           Credit, Inc.  ("ABC")

ABFS                             ABFS 1995-1, Inc.                 Delaware

ABFS                             ABFS Securities, Inc.             Delaware

ABC                              Processing Service Center, Inc.   Pennsylvania

ABC                              HomeAmerican Credit, Inc.(1)      Pennsylvania

ABC                              HomeAmerican Consumer             Pennsylvania
                                 Discount, Inc.

ABC                              American Business Leasing, Inc.   Pennsylvania

ABC                              ABC Holdings Corporation          Pennsylvania

ABC                              American Business Finance         Delaware
                                 Corporation

ABFS                             ABFS 1995-2, Inc.                 Delaware

ABFS                             ABFS 1996-1, Inc.                 Delaware




(1) HomeAmerican Credit, Inc. is doing business as Upland Mortgage.